EXHIBIT 10.60

NOTE EXCHANGE AGREEMENT

THIS NOTE EXCHANGE AGREEMENT (this “Agreement”) dated as of February 4, 2021 and effective as January 28, 2021, is made by and among CELL SOURCE, INC., a Nevada corporation, having its principal place of business at 57 West 57th Street, Suite 400, New York, New York 10019 (the “Company”) and ____________, a Delaware limited liability company maintaining business address at ________________ (“___________”).

WITNESSETH

WHEREAS, ________________ is the holder of that certain 10.0% OID Convertible Promissory Note in the principal amount of $555,555.55 issued by the Company on July 28, 2020 (the “Old Note”) pursuant that certain Securities Purchase Agreement dated as of July 28, 2020 (the “Securities Purchase Agreement”) between the Company and ________________;

WHEREAS, ________________ desires to exchange the Old Note for a new 8% Convertible Note in the form annexed as Exhibit A hereto (the “New Note”) and a warrant in the form of Exhibit B hereto (the “Warrant”) and the Company is willing to issue the New Note and Warrant in exchange for the Old Note on the terms and subject to the conditions set forth herein and therein;

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

1.

Exchange. ________________ hereby assigns to the Company the Old Note and all of ________________’s rights under the Old Note and contemporaneous with the execution of this Agreement, the parties hereto will effect the following transactions,:

(a)	________________ shall deliver the Old Note to the Company for cancellation;

(b)	the Company shall deliver the New Note, duly executed by the Company, to ________________.

(c)	the Company shall deliver the Warrant, duly executed by the Company, to ________________.

2.	Representations and Warranties of the Company. the Company hereby represents and warrants to ________________ as follows:

(a)

Organization and Authority of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all necessary corporate power and authority to enter into this Agreement and to issue the New Note, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, and the issuance of the New Note by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Company. This Agreement and the New Note have been duly executed and delivered by the Company, and each of this Agreement and the New Note constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

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(b)	No Conflict. The execution, delivery and performance of this Agreement and the issuance of New Note and Warrant by the Company do not and will not (i) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or By-laws of the Company, (ii) conflict with or violate any law or governmental order applicable to the Company or (iii) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any encumbrance on any of the assets or properties of the Company pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party or by which any of its assets or properties are bound or affected.

(c)	Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the issuance of the New Note and Warrant by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any governmental authority, except such filings as may be required under applicable federal and state securities laws as a result of the private placement of such securities to ________________ contemplated hereby.

(d)	Issuance of New Note and Warrant Shares. The shares of the Company’s Common Stock and Series C Convertible Preferred Stock issuable upon the conversion of the New Note will be, upon issuance in accordance with the terms of the New Note, duly authorized validly issued, fully paid and non-assessable, free and clear of all liens, charges and encumbrances. The shares of the Company’s Common Stock issuable upon the exercise of the Warrant will be, upon issuance in accordance with the terms of the Warrant, duly authorized validly issued, fully paid and non-assessable, free and clear of all liens, charges and encumbrances.

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(e)	SEC Reports; Financial Statements. The Company has filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by it under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including all required exhibits thereto), including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, as the same may be amended, and including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), and any notices, reports or other filings pursuant to applicable requirements of the OTCQB (the “Trading Market”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports and notices, reports or other filings pursuant to applicable requirements of the Trading Market prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company (including its consolidated Subsidiaries) included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements (i) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and (ii) fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Except as set forth in the SEC Reports, the Company has no any material liability of any nature (whether accrued, absolute, contingent or otherwise) that is required by GAAP to be included in such financial statements other than liabilities arising after the date of the most recent balance sheet included in such financial statements which were incurred in the ordinary course of business consistent with past practice.

(f)	Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a material adverse effect on the Company’s business, operating results, financial condition or prospects, except as has been reasonably cured by the Company, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting except as otherwise required pursuant to GAAP, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option and incentive plans.

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(g)	Securities Law Exemptions. Assuming the accuracy of the representations and warranties of ________________ contained herein, the offer and issuance by the Company of the New Note and Warrant is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof. The Company covenants and represents to ________________ that neither the Company nor any of its Subsidiaries has received, anticipates receiving, has any agreement to receive or has been given any promise to receive any consideration from ________________ or any other Person in connection with the transactions contemplated by this Agreement. The Company hereby acknowledges that the holding period of the New Note and the Warrant (and Common Stock and Series C Convertible Preferred Stock issuable upon conversion or exercise of each) shall tack back to the date the Old Note was originally issued by the Company to ________________ (or its assignor) and it covenants not to take any position to the contrary.

3.	Representations and Warranties of ________________. ________________ hereby makes the representations and warranties set forth below to the Company:

(a)	Experience of ________________. ________________, either alone or together with ________________’s representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the New Note and Warrant, and has so evaluated the merits and risks of such investment. ________________ is able to bear the economic risk of an investment in the New Note and warrant and, at the present time, is able to afford a complete loss of such investment.

(b)	Purchase for Own Account. The New Note is being acquired for investment for ________________’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and ________________ has no present intention of selling, granting any participation in, or otherwise distributing same in violation of the Securities Act.

(c)	Restricted Securities. ________________ understands that each of the New Note and Warrant is and the shares of the Company’s Common Stock and Series C Convertible Preferred Stock issuable upon the conversion of the New Note (the “New Note Shares”) and the shares of the Company’s Common Stock issuable upon the exercise of the Warrant (the “Warrant Shares”), upon issuance, will be, characterized as “restricted securities” under the Securities Act inasmuch as they are being or will be acquired from the Company in a transaction not involving a public offering and that, under the Securities Act and the rules and regulations promulgated thereunder, such securities may be resold without registration under the Securities Act only in certain limited circumstances. ________________ is familiar with Rule 144 promulgated under the Securities Act and understands the resale limitations imposed thereby and by the Securities Act and applicable state securities laws.

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(d)	Legends. ________________ agrees and acknowledges that the certificates evidencing the New Note, the Warrant, the New Note Shares and the Warrant Shares will bear a legend with respect to the restrictions imposed by the Securities Act and applicable state securities laws. Such legend or legends shall, upon the request of ________________, be promptly removed by the Company from any certificate evidencing New Note Shares or Warrant Shares upon delivery to the Company of an opinion of counsel to ________________, reasonably satisfactory to the Company, that the legended security can be freely transferred in a public sale without a registration statement being in effect under the Securities Act and in compliance with exemption requirements under applicable state securities laws and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued such securities.

(e)	Accredited Investor. ________________ is, and will be at the time of any exercise of the New Note, an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Commission under the Securities Act and will submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(f)	Authority. ________________ is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents. ________________ has full power and authority to execute and deliver this Exchange Agreement and to carry out the provisions hereof and to exchange the Old Note for the New Note. The execution and delivery of this Exchange Agreement has been duly authorized by all necessary action on the part of ________________. This Note Exchange Agreement has been duly executed and delivered on behalf of ________________ and is a legal, valid and binding obligation of ________________. The execution and delivery of this Exchange Agreement by ________________ does not violate and is not in conflict with any order, judgment, injunction, agreement or controlling document to which ________________ is a party or by which it is bound.

(g)	Title to the Note. ________________ hereby represents and warrants to the Company that, as of the date hereof, ________________ is the sole record and beneficial owner of the Old Note and is transferring and delivering to the Company valid title to the Old Note, free from preemptive or similar rights, taxes, liens, charges and other encumbrances.

(h)	Cancellation of Old Note. ________________ acknowledges and agrees that the Old Note is being cancelled and hereby releases the Company from any and all claims, liabilities and obligations under the Old Note.

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(i)	Terms of Series C Convertible Preferred Stock. ________________ acknowledges and agrees that the terms, rights, preference and privileges of the Series C Convertible Preferred Stock will be determined solely in the discretion of the Company. The Company agrees, however, that the conversion ratio specified by the final terms of the Series C Preferred Stock shall be equal to an effective price of $0.75 per common share (as such may be adjusted ratably for forward or reverse stock splits). The Company agrees to legally authorize and create the Series C Convertible Preferred Stock no later than December 31, 2021.

(j)	Limitations on Resale. At such time as ________________ is able to resell any shares of the Company’s Common Stock that it owns or is issuable pursuant to any convertible security or warrant in accordance with the provisions of Rule 144 of the Securities Act or otherwise, ________________ agrees to limit the resales of such shares by ________________ and its affiliates in the public market, including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) as follows: if the daily average trading volume on all trading markets on which the Company’s Common Stock is then quoted or listed during the 30 day trading period prior to the date of sale (i) is less than 30,000 shares of Common Stock, ________________ shall not sell more than 1,000 shares per trading day; (ii) is greater than 30,000 shares of Common Stock, but less than 100,000 shares, ________________ shall not sell more than 3,000 Shares per trading day; and (iii) is greater than 100,000 shares, ________________ shall not sell a number of shares per trading day in excess of five percent (5%) of such average daily trading volume.

4.	Miscellaneous.

(a)	Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

(b)	Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Company and ________________ with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(c)	GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA.

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IN WITNESS WHEREOF, ________________ and the Company have each caused this Agreement to be duly executed as of the date first written above.

CELL SOURCE, INC.

By:
Name: Itamar Shimrat
Title: President

By:
Name:
Title:

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Exhibit A

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAW AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IS AVAILABLE.

CELL SOURCE, INC.

8.0% Convertible Note

Maturity Date:           July 28, 2021

Principal Amount:    $647,222.22

This Convertible Note (the “Note”) is issued by Cell Source, Inc., a Nevada corporation (the “Company”), effective as of the 28th day of January 2020 (the “Issuance Date”), to ________________ (the “Lender”) pursuant to the exemptions from registration under the Securities Act of 1933.

ARTICLE I

PAYMENTS OF PRINCIPAL AND INTEREST; EVENTS OF DEFAULT

Section 1.1 For value received, the Company promises to pay to Lender, or Lender’s registered assigns, Six Hundred Forty-Seven Thousand Two Hundred Twenty-Two and 22/100 Dollars ($647,222.22) (the “Principal Amount”) pursuant to the terms, conditions and provisions of this Note. The Company shall pay interest to the Lender on the outstanding Principal Amount of this Note in accordance with Section 1.2. The Principal Amount and all accrued and unpaid interest thereon shall be due on July 28, 2021 (the Maturity Date”). The Lender shall fund this Note by wiring an amount equal to the Principal Amount to the Company’s account in accordance with the wire instructions set forth on Schedule 1 hereto.

Section 1.2 Interest shall accrue daily at a rate equal to eight percent (8%) per annum and shall be payable, at the Company’s option, either in cash or as payment-in-kind in shares of the Company’s Common Stock, on the Maturity Date or, if the Lender elects to convert this Note in accordance with Section 2.2 below, on the Optional Conversion Date (as defined below). If the Company elects to pay interest in shares of the Company’s Common Stock, the number of shares issuable shall be determined by dividing the dollar value of the interest being paid by $0.75 (as such amount shall be equitably adjusted to give effect to stock splits, stock dividends and similar transactions).

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Section 1.3 All payments of principal and interest shall be made to the Lender at the address set forth in Section 4.1 or such other address as the Lender shall notify the Company in writing ten (10) days prior to the due date of any payment or upon any prepayment of this Note as provided herein.

Section 1.4 The occurrence of any of the following events of default ( each an “Event of Default”) shall, at the option of the Lender, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment:

(a) the Company fails to pay the Principal Amount and all accrued and unpaid interest on or before the Maturity Date.

(b) the Company breaches any other provision of this Note and such breach is not cured within twenty (20) days after written notice thereof to the Company.

(c) bankruptcy or insolvency proceedings or other proceedings or relief under any bankruptcy law or any other law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by the Company.

ARTICLE II

CONVERSION RIGHTS; CONVERSION PRICE

Section 2.1Automatic Conversion. The Principal Amount of this Note shall (subject to the provisions of Section 2.5 hereof) automatically convert, on the Maturity Date, into, at the Lender’s option, either (a) fully paid and non-assessable shares of the Company’s Common Stock at a conversion price of $0.75 per share (as such may be adjusted ratably for forward or reverse stock splits) or (b) fully paid and non-assessable shares of the Company’s Series C Convertible Preferred Stock (the “Series C Stock”) at a conversion price (the “Conversion Price”) of $7.50 per share. The Lender shall provide written notice to the Company not less than five (5) business days prior to the Maturity Date as to whether it has elected to receive Common Stock or Series C Stock upon the automatic conversion. If no notice is provided, the Principal Amount will automatically convert into Series C Stock on the Maturity Date (if then created and subject to Section 2.5 hereof). Promptly after the surrender of this Note on or after the Maturity Date, the Company shall issue and deliver to Lender, as applicable, either (i) Eight Hundred Sixty-Two Thousand Nine Hundred Sixty-Three (862,963) shares of Common Stock (subject to adjustment as set forth above) or (ii) Eighty-Six Thousand Two Hundred and Ninety-Six (86,296) shares of Series C Stock. The Series C Stock shall convert into shares of the Company’s Common Stock at a rate of ten (10) shares of Common Stock for each share of Series C Preferred Stock.

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Section 2.2 Optional Conversion. During the period commencing on the date that the Company first issues any shares of its Series C Stock and ending on the day before the Maturity Date, the Lender shall have the right to convert at the Conversion Price all but not less than all of the outstanding Principal Amount of this Note into Eighty-Six Thousand Two Hundred and Ninety-Six (86,296) fully paid and non-assessable shares of Series C Stock. Promptly after the surrender of this Note, accompanied by a Conversion Notice in the form attached hereto as Exhibit 1, properly completed and duly executed by the Lender (a “Conversion Notice”), the Company shall issue and deliver to the Lender Eighty-Six Thousand Two Hundred and Ninety-Six (86,296) shares of Series C Stock. The date that the Conversion Notice is delivered by the Lender to the Company shall be referred to herein as the “Optional Conversion Date.”

Section 2.3 Warrant. Upon the issuance of this Note, the Company shall issue to the Lender a warrant to purchase 517,778 shares of the Company’s Common Stock at an exercise price of $1.25 per share. The Warrant will have a five (5) year term.

Section 2.4 Notice of Corporate Action. If at any time:

(a) the Company shall take a record of the holders of its Common Stock or Series C Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe or purchase any evidences of indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company to, another corporation or,

(c) there shall a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of such cases, the Company shall give to Lender (i) at least 10 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (x) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock or Series C Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (y) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock or Series C Stock shall be entitled to exchange their shares of Common Stock or series B Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Lender at the last address of Lender appearing on the books of the Company and delivered in accordance with Section 4.1.

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Section 2.5 Holder’s Conversion Limitations. The Company shall not effect any conversion of the Principal Amount and/or interest of this Note, and the Holder shall not have the right to convert any Principal Amount and/or interest of this Note, to the extent that after giving effect to the conversion set forth on the applicable Conversion Notice, the Holder (together with the Holder’s Affiliates, as such term is defined below, and any persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrant) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 2.5 applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any affiliates) and of which the Principal Amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which the Principal Amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Conversion Notice that such Conversion Notice has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two trading days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2.5, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 2.5 shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note. The term “Affiliate” has the meaning ascribed to it in Rule 501 promulgated under the Securities Act.

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Section 2.6 Restrictions on Securities. This Note has been issued by the Company pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Act”). None of this Note or the shares of Common Stock or Series C Stock issuable upon conversion of this Note may be offered, sold or otherwise transferred unless (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Company shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably acceptable to Company) to the effect that such sale or transfer is exempt from the registration requirements of the Act. Each certificate for shares of Common Stock or Series C Stock issuable upon conversion of this Note that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the applicable legend, shall bear a legend substantially in the following form, as appropriate.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

Upon the request of a holder of a certificate representing any shares of Series C Stock issuable upon conversion of this Note, the Company shall remove the foregoing legend from the certificate or issue to such Lender a new certificate free of any transfer legend, if (a) with such request, the Company shall have received an opinion of counsel, reasonably satisfactory to the Company in form, substance and scope, to the effect that any such legend may be removed from such certificate or (b) a registration statement under the Act covering such securities is in effect.

Section 2.7 Failure to Authorize Series C Stock. If at any time after the six (6) month anniversary of the Issuance Date of this Note the Company has failed to legally authorize, create and maintain the Series C Stock, then this Note shall instead be automatically converted into shares of Common Stock at an effective conversion price of $0.75 per common share (as such may be adjusted ratably for forward or reverse stock splits).

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF LENDER

Section 3.1 The Lender represents and warrants to the Company:

(a) The Lender, by acceptance of this Note, agrees that this Note is being acquired for investment and that such Lender will not offer, sell or otherwise dispose of this Note or the securities issuable upon conversion hereof except under circumstances that will not result in a violation of the Act or any applicable state securities laws or similar laws relating to the sale of securities;

(b) That Lender understands that neither this Note nor the Series C Stock issuable upon conversion hereof have been registered under the Securities Act, in reliance upon the exemptions from the registration provisions of the Act and any continued reliance on such exemption is predicated on the representations of the Lender set forth herein;

(c) Lender (i) has adequate means of providing for Lender’s current needs and possible contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in this Note for an indefinite period, (iv) at the present time, can afford a complete loss of such investment, and (v) does not have an overall commitment to investments which are not readily marketable that is disproportionate to Lender’s net worth, and Lender’s investment in this Note will not cause such overall commitment to become excessive;

(d) Lender is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act) and the Lender’s total investment in this Note does not exceed 10% of the Lender’s net worth; and

(e) Lender recognizes that an investment in the Company involves significant risks and only investors who can afford the loss of their entire investment should consider investing in the Company and this Note.

(f) Lender acknowledges that detailed information pertaining to the Company, its financial condition, operating results, prospects and risk factors is set forth in the reports filed by the Company with the Securities and Exchange Commission that are available for inspection at the SEC’s website, www.sec.gov.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Lender shall be 156 W. Saddle River Road, Saddle River, New Jersey 07458; and the address of the Company shall be 57 West 57th Street, Suite 400, New York, New York 10019. The Company shall accept electronic notice at “ishimrat@cell-source.com”. Both the Lender and the Company may change the address for service by delivery of written notice to the other as herein provided.

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Section 4.2 Entire Agreement and Amendment Provision. This Note represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein, and replaces and is issued in substitution for the Original Note, which is hereby cancelled. This Note and any provision hereof may be amended only by an instrument in writing signed by the Company and the Lender.

Section 4.3 Assignability. This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns; provided, however, that so long as no Event of Default has occurred, this Note shall only be transferable in whole subject to the restrictions contained in the restrictive legend on the first page of this Note.

Section 4.4 Governing Law. This Note shall be governed by the internal laws of the State of New York, without regard to conflicts of laws principles. The parties hereby submit to the exclusive jurisdiction and venue of the state or federal courts sited in the State of New Jersey with respect to any dispute arising under this Note.

Section 4.5 Replacement of Note. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver a new Note of like tenor.

Section 4.6 This Note shall not entitle the Lender to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Series C Stock in accordance with the terms hereof.

Section 4.7 Severability. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Section 4.8 Headings. The headings of the sections of this Note are inserted for convenience only and do not affect the meaning of such section.

Section 4.9 Counterparts. This Note may be executed in multiple counterparts, each of which shall be an original, but all of this shall be deemed to constitute one instrument.

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IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company has executed this Note on February 4, 2021 and effective as of January 28, 2021.

CELL SOURCE, INC

By:
Name:Itamar Shimrat
Title:Chief Executive Officer

LENDER

By:
Name:
Title:

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EXHIBIT 1

CONVERSION NOTICE

(To be executed by the Lender in order to Convert the Note)

TO:

The undersigned hereby irrevocably elects to convert US $__________ of the Principal Amount outstanding under the above Note into shares of Series C Convertible Preferred Stock of Cell Source, Inc., according to the conditions stated therein. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Lender for any conversion, except for such transfer taxes, if any.

Conversion Date:

Applicable Conversion Price: $

Signature:

Name:

Address:

Tax I.D. or Soc. Sec. No.:

Principal Amount to be converted: US $

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Number of shares of Series C Stock to be issued:

Exhibit B

WARRANT
NO. BST24		517,778 Shares

WARRANT TO PURCHASE COMMON STOCK

VOID AFTER 5:30 P.M., EASTERN

TIME, ON THE EXPIRATION DATE

THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

FOR VALUE RECEIVED, Cell Source, Inc. a Nevada corporation (the “Company”), hereby agrees to sell upon the terms and on the conditions hereinafter set forth, but no later than 5:30 p.m., Eastern Time, on the Expiration Date (as hereinafter defined) to ________________, or registered assigns (the “Holder”), under the terms as hereinafter set forth, Five Hundred Seventeen Thousand Seven Hundred Seventy-Eight (517,778) fully paid and non-assessable shares of the Company’s common stock (the “Common Stock”), par value $0.001 per share (the “Warrant Stock”), at a purchase price of $1.25 per share (the “Warrant Price”), pursuant to this warrant (this “Warrant”). The number of shares of Warrant Stock to be so issued and the Warrant Price are subject to adjustment in certain events as hereinafter set forth. The term “Common Stock” shall mean, when used herein, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant.

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1. Exercise of Warrant and Redemption of Warrant.

a. The Holder may exercise this Warrant according to its terms by surrendering this Warrant to the Company at the address set forth in Section 10, the Notice of Exercise attached hereto having then been duly executed by the Holder, accompanied by cash, certified check or bank draft in payment of the purchase price, in lawful money of the United States of America, for the number of shares of the Warrant Stock specified in the Notice of Exercise, or as otherwise provided in this Warrant, prior to 5:30 p.m., Eastern Time, on January 28, 2026 (the “Expiration Date”).

This Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional shares of Warrant Stock. If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase the number of shares of Warrant Stock as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chairman, Chief Executive Officer or President and the Secretary or Assistant Secretary of the Company. The term Warrant as used herein shall include any subsequent Warrant issued as provided herein.

b. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. The Company shall pay cash in lieu of fractions with respect to the Warrants based upon the fair market value of such fractional shares of Common Stock (which shall be the closing price of such shares on the exchange or market on which the Common Stock is then traded) at the time of exercise of this Warrant.

c. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Stock so purchased, registered in the name of the Holder, shall be delivered to the Holder within three (3) trading days after such rights shall have been so exercised (the “Warrant Stock Delivery Date”). The person or entity in whose name any certificate for the Warrant Stock is issued upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer books are open. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

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d. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or the certificates representing the Warrant Stock pursuant to an exercise on or prior to the Warrant Stock Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Stock which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of shares of Warrant Stock that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Warrant Stock for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

e. Redemption of Warrant

(i) General. Prior to the Expiration Date, the Company shall have the option, subject to the conditions set forth herein, to redeem all of the Warrants then outstanding upon not less than thirty (30) days nor more than sixty (60) days prior written notice to the Warrant Holders at any time provided that, at the time of delivery of such notice (i) there is an effective registration statement covering the resale of the Warrant Shares, and (ii) the average trading price of the Company’s Common Stock , or shares into which the Common Stock have been exchanged, for each of the twenty (20) consecutive trading days prior to the date of the notice of redemption is at least $2.50, as proportionately adjusted to reflect any stock splits, stock dividends, combination of shares or like events, with an average daily trading volume during such period of 100,000 shares. The Company may not exercise such redemption right unless there is an effective registration statement covering the resale of the Warrant Shares or all shares of underlying Warrant Stock (i) would be sale-able by the Holder without restriction in compliance with Rule 144, and (ii) would be issue-able to the Holder in compliance with the ownership limitations of Section 6 below.

(ii) Notice. Notice of redemption will be effective upon mailing in accordance with this Section and such date may be referred to below as the “Notice Date.” Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the date fixed for redemption to the Holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder received such notice.

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(iii) Redemption Date and Redemption Price. The notice of redemption shall state the date set for redemption, which date shall be not less than thirty (30) days, or more than sixty (60) days, from the Notice Date (the “Redemption Date”). The Company shall not mail the notice of redemption unless all funds necessary to pay for redemption of the Warrants to be redeemed shall have first been set aside by the Company for the benefit of the Warrant Holders so as to be and continue to be available therefor. The redemption price to be paid to the Warrant Holders will be $0.01 for each share of Common Stock of the Company to which the Warrant Holder would then be entitled upon exercise of the Warrant being redeemed, as adjusted from time to time as provided herein (the “Redemption Price”).

(iv) Exercise. Following the Notice Date, the Warrant Holders may exercise their Warrants in accordance with Section 1 of this Warrant between the Notice Date and 5:00 p.m. Eastern Time on the Redemption Date and such exercise shall be timely if the form of election to purchase duly executed and the Warrant Exercise Price for the shares of Common Stock to be purchased are actually received by the Company at its principal offices prior to 5:00 p.m. Eastern Time on the Redemption Date.

(v) Mailing. If any Warrant Holder does not wish to exercise any Warrant being redeemed, he should mail such Warrant to the Company at its principal offices after receiving the notice of redemption. On and after 5:00 p.m. Eastern Time on the Redemption Date, notwithstanding that any Warrant subject to redemption shall not have been surrendered for redemption, the obligation evidenced by all Warrants not surrendered for redemption or effectively exercised shall be deemed no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the right of the holder of each Warrant subject to redemption to receive the Redemption Price for each share of Common Stock to which he would be entitled if he exercised the Warrant upon receiving notice of redemption of the Warrant subject to redemption held by him.

2. Disposition of Warrant Stock and Warrant.

a. The Holder hereby acknowledges that this Warrant and any Warrant Stock purchased pursuant hereto are, as of the date hereof, not registered: (i) under the Securities Act of 1933, as amended (the “Securities Act”), on the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Securities Act as not involving any public offering or (ii) under any applicable state securities law because the issuance of this Warrant does not involve any public offering; and that the Company’s reliance on the Section 4(2) exemption of the Act, as the case may be, and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder that it is acquiring this Warrant and will acquire the Warrant Stock for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

The Holder hereby agrees that it will not sell or transfer all or any part of this Warrant and/or Warrant Stock unless and until it shall first have given notice to the Company describing such sale or transfer and furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Holder) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (ii) an interpretative letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act.

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b. If, at the time of issuance of the shares issuable upon exercise of this Warrant, no registration statement is in effect with respect to such shares under applicable provisions of the Act, the Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder’s investment intent and that any stock certificate delivered to the Holder of a surrendered Warrant shall bear legends reading substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

3. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant. The Company further agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will be duly authorized and will, upon issuance and against payment of the exercise price, be validly issued, fully paid and non-assessable, free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.

4. Exchange, Transfer or Assignment of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

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5. Capital Adjustments. This Warrant is subject to the following further provisions:

a. Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of shares of Warrant Stock purchasable upon exercise of this Warrant and the Warrant Price shall be proportionately adjusted.

b. Stock Dividends and Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then (i) the Warrant Price shall be adjusted in accordance with Section 5(f) and (ii) the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock that the Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

c. Stock and Rights Offering to Shareholders. If the Company shall at any time after the date of issuance of this Warrant distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings or current year’s or prior year’s earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in the immediately preceding paragraph) (any of the foregoing being hereinafter in this paragraph called the “Securities”), then in each such case, the Company shall reserve shares or other units of such Securities for distribution to the Holder upon exercise of this Warrant so that, in addition to the shares of the Common Stock to which such Holder is entitled, such Holder will receive upon such exercise the amount and kind of such Securities which such Holder would have received if the Holder had, immediately prior to the record date for the distribution of the Securities, exercised this Warrant.

d. Warrant Price Adjustment. Except as otherwise provided herein, whenever the number of shares of Warrant Stock purchasable upon exercise of this Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of this Warrant shall be adjusted to that price determined by multiplying the Warrant Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately thereafter.

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e. Certain Shares Excluded. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 5 shall exclude any shares then directly or indirectly held in the treasury of the Company.

f. Deferral and Cumulation of De Minimis Adjustments. The Company shall not be required to make any adjustment pursuant to this Section 5 if the amount of such adjustment would be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one (1%) percent of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment.

g. Duration of Adjustment. Following each computation or readjustment as provided in this Section 5, the new adjusted Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant shall remain in effect until a further computation or readjustment thereof is required.

6. Limitation on Exercises.

a. Notwithstanding anything to the contrary set forth in this Warrant, at no time may all or a portion of the Warrant be exercised if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock which would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time; provided , however , that upon the Holder providing the Corporation with sixty-one (61) days’ advance notice (the “4.99% Waiver Notice”) that the Holder would like to waive this Section 6 (a) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 6 (a) will be of no force or effect with regard to all or a portion of this Warrant referenced in the 4.99% Waiver Notice.

b. Notwithstanding anything to the contrary set forth in this Warrant, at no time may all or a portion of this Warrant be exercised if the number of shares of Common Stock to be issued pursuant to such exercise, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time (the “9.99% Beneficial Ownership Limitation” and the lower of the 9.99% Beneficial Ownership Limitation and the 4.99% Beneficial Ownership Limitation then in effect, the “Maximum Percentage”).

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c. By written notice to the Company, the Holder may from time to time decrease the Maximum Percentage to any other percentage specified in such notice

d. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

7. Notice to Holders.

a. Notice of Record Date. In case:

(i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

(iii) of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least thirty (30) days prior to the record date therein specified, or if no record date shall have been specified therein, at least thirty (30) days prior to such specified date, provided, however, failure to provide any such notice shall not affect the validity of such transaction.

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b. Certificate of Adjustment. Whenever any adjustment shall be made pursuant to Section 5 hereof, the Company shall promptly make a certificate signed by its Chairman, Chief Executive Officer, President, Vice President, Chief Financial Officer or Treasurer, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant after giving effect to such adjustment, and shall promptly cause copies of such certificates to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

8. Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.

9. Warrant Holder Not a Stockholder. The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company.

10. Notices. Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted by registered or certified mail, return receipt requested, or nationally recognized overnight delivery service, to the Company at its principal executive offices, Attn: Chief Executive Officer, or to the Holder at the name and address set forth in the Warrant Register maintained by the Company.

11. Choice of Law. THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

12. Jurisdiction and Venue. The Company and Holder hereby agree that any dispute which may arise between them arising out of or in connection with this Warrant shall be adjudicated before a court located in New York County, New York and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of York located in New York County with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Warrant or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth herein or such other address as either party shall furnish in writing to the other.

13. Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent signed by both (a) the Company and (b) holders of Warrants representing a majority of the Warrant Stock then outstanding and not exercised.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed on its behalf, in its corporate name and by its duly authorized officers, on February 4, 2021 effective as of January 28, 2020 .

By:
Name: Itamar Shimrat
Title: CEO

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